                                                                 EXHIBIT 5(a)(5)




                                AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of ________________________________, 1997, amends the Master Investment Advisory Agreement (the "Agreement"), dated February 28, 1997, between AIM International Funds, Inc., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add two new portfolios, the AIM Asia-Pacific Growth Fund and the AIM European Capital Growth Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT
                                       OF
                         AIM INTERNATIONAL FUNDS, INC.

         The Company shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered and all facilities furnished hereunder, a management fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                         AIM ASIA-PACIFIC GROWTH FUND
                       AIM EUROPEAN CAPITAL GROWTH FUND

NET ASSETS                                                                                                    ANNUAL RATE
----------                                                                                                    -----------
First $500 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0.95%

Over $500 million     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0.09%


                       AIM GLOBAL AGGRESSIVE GROWTH FUND

NET ASSETS                                                                                                    ANNUAL RATE
----------                                                                                                    -----------
First $1 billion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0.90%
Over $1 billion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0.85%

                             AIM GLOBAL GROWTH FUND

NET ASSETS                                                                                                    ANNUAL RATE
----------                                                                                                    -----------
First $1 billion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0.85%
Over $1 billion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0.80%



                             AIM GLOBAL INCOME FUND

NET ASSETS                                                                                                    ANNUAL RATE
----------                                                                                                    -----------
First $1 billion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0.70%
Over $1 billion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0.65%

                         AIM INTERNATIONAL EQUITY FUND

NET ASSETS                                                                                                    ANNUAL RATE
----------                                                                                                    -----------
First $1 billion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0.95%
Over $1 billion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0.90%


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Dated: ________________________________, 1997

                                                   AIM INTERNATIONAL FUNDS, INC.


Attest:                                            By:
        ------------------------------                 -----------------------------------------------------
                 Assistant Secretary                                         President


(SEAL)

                                                   A I M ADVISORS, INC.


Attest:                                            By:
        ------------------------------                 -----------------------------------------------------
                 Assistant Secretary                                         President


(SEAL)